Exhibit 10.10
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), made and entered into as of November 2, 2009, is by and among DOLAN MEDIA COMPANY, a Delaware corporation (“Dolan”), Dolan, in its capacity as agent for the Borrowers (“Borrowers’ Agent”), DOLAN FINANCE COMPANY, a Minnesota corporation (“Dolan Finance”), DOLAN PUBLISHING COMPANY, a Delaware corporation, DOLAN PUBLISHING FINANCE COMPANY, a Minnesota corporation, CLEO COMPANY, a Delaware corporation, LONG ISLAND BUSINESS NEWS, INC., a New York corporation, DAILY JOURNAL OF COMMERCE, INC., a Delaware corporation, LAWYER’S WEEKLY, INC., a Delaware corporation, LEGAL LEDGER, INC., a Minnesota corporation, THE JOURNAL RECORD PUBLISHING CO., a Delaware corporation, DAILY REPORTER PUBLISHING COMPANY, a Delaware corporation, NEW ORLEANS PUBLISHING GROUP, INC., a Louisiana corporation, NOPG, L.L.C., a Louisiana limited liability company, WISCONSIN PUBLISHING COMPANY, a Minnesota corporation, LEGAL COM OF DELAWARE, INC., a Delaware corporation, MISSOURI LAWYERS MEDIA, INC., a Missouri corporation, THE DAILY RECORD COMPANY, a Maryland corporation, IDAHO BUSINESS REVIEW, INC., an Idaho corporation, FINANCE AND COMMERCE, INC., a Minnesota corporation, COUNSEL PRESS, LLC, a Delaware limited liability company, ARIZONA NEWS SERVICE, LLC, a Delaware limited liability company, DOLAN DLN LLC, a Delaware limited liability company, DOLAN APC LLC, a Delaware limited liability company, AMERICAN PROCESSING COMPANY, LLC, a Michigan limited liability company, THP / NDEX AIV CORP., a Delaware corporation, THP / NDEX AIV, L.P., a Delaware limited partnership, NATIONAL DEFAULT EXCHANGE HOLDINGS, LP, a Delaware limited partnership, NATIONAL DEFAULT EXCHANGE MANAGEMENT, INC., a Delaware corporation, NATIONAL DEFAULT EXCHANGE GP, LLC, a Delaware limited liability company, NATIONAL DEFAULT EXCHANGE, LP, a Delaware limited partnership, NDEX TECHNOLOGIES, LLC, a Texas limited liability company, NDEX WEST, LLC, a Delaware limited liability company, and NDEX TITLE SERVICES, L.L.C., a Texas limited liability company (each (other than Dolan in its capacity as Borrowers’ Agent) a “Borrower” and, collectively, the “Borrowers”), the banks party to the Credit Agreement defined below (individually, a “Bank” and, collectively, the “Banks”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“USBNA”), as agent for the Banks (in such capacity, the “Agent”).
RECITALS
A. The Borrowers’ Agent, the Borrowers, the Banks and the Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of August 8, 2007, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of July 28, 2008 (as further amended, supplemented or modified from time to time, the “Credit Agreement”).

B. The Borrowers’ Agent has requested in accordance with clause (iii) of the definition of “Permitted Acquisitions” in the Credit Agreement that the Banks consent to the acquisition by Dolan of approximately eighty-five percent (85%) of the outstanding Equity Interests of DiscoverReady LLC on substantially the terms set forth in that certain Non-Binding Acquisition Proposal dated September 29, 2009 delivered to the Agent (the “Proposal Letter”).
C. The Majority Banks are willing to grant such consent, and to amend certain provisions of the Credit Agreement, in each case on and subject to the terms of this Amendment.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:
Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.
Section 2. Consents. In accordance with the terms of the Credit Agreement, the Majority Banks hereby grant the following consent, subject in each case to Section 4 of this Amendment (the “Consent”):
2.1. Dolan shall be permitted to acquire approximately eighty-five percent (85%) of the outstanding Equity Interests of discoverReady LLC, a Delaware limited liability company (“DiscoverReady”), on substantially the terms set forth in the draft Membership Interests Purchase Agreement provided to the Agent on or before the date hereof by and among DiscoverReady, the “Seller” party thereto, Dolan, and the other Persons party thereto, or on such other terms as are reasonably acceptable to Agent (the “DiscoverReady Acquisition”); provided that the consideration for such Acquisition shall be applied against the amounts set forth in clause (i)(d) of the definition in Permitted Acquisition for the current fiscal year.
Section 3. Amendments. Subject in each case only to the terms of Section 4, the Credit Agreement is hereby amended as follows, such amendments to take effect on the date the conditions set forth in Section 4 below are fully satisfied in accordance with the terms of such Section:
3.1. New Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the following terms thereto in the proper alphabetical order:
“DiscoverReady”: discoverReady LLC, a Delaware limited liability company.
“DiscoverReady Acquisition”: The acquisition by Dolan of approximately 85% of the Equity Interests of DiscoverReady in accordance with the terms and conditions set forth in the Second Amendment.

“DiscoverReady LLC Agreement”: The Third Amended and Restated Limited Liability Company Agreement of discoverReady LLC dated as of the date of consummation of the DiscoverReady Acquisition.
“DiscoverReady Ownership Percentage”: As of any date of determination, the percentage ownership interest that Dolan maintains in DiscoverReady.
“DiscoverReady Purchase Agreement”: The Membership Interest Purchase Agreement by and among Dolan, the “Sellers” party thereto, and the other Persons party thereto.
“DiscoverReady Side Letter”: The letter agreement dated as of the date of consummation of the DiscoverReady Acquisition by and between the Agent and the members of DiscoverReady.
“Second Amendment”: The Second Amendment to Second Amended and Restated Credit Agreement dated as of November 2, 2009 by and among the Borrowers, the Borrowers’ Agent, the Banks and the Agent.
“Second Amendment Closing Date”: The date the conditions to effectiveness of the Second Amendment set forth in Section 4 thereof have been satisfied in full or waived by the Majority Banks.
3.2. Amended Definition. The definition of “Pro Forma EBITDA” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the word “and” before clause (h) and adding the following to the end of such definition:
and (i) the sum of clauses (i) and (ii) above with respect to the DiscoverReady Acquisition shall be deemed to be $5,500,000 multiplied by the DiscoverReady Ownership Percentage.
3.3. Subsidiaries. Section 4.18 of the Credit Agreement is hereby amended by replacing such section in its entirety with the following:
Section 4.18 Subsidiaries. As of the date of the consummation of the DiscoverReady Acquisition, each Subsidiary of the Borrowers’ Agent is a Borrower and the Borrowers have no Subsidiaries other than those listed on Schedule 4.18, which sets forth the number and percentage of the shares of each class of Equity Interests owned beneficially or of record by the Borrowers, and the jurisdiction of organization of each Borrower.

3.4. Acquisitions; Subsidiaries, Partnerships and Joint Ventures and Ownership. Section 6.5 of the Credit Agreement is hereby amended by deleting the word “or” before clause (f) and adding new clauses (g) and (h) thereto as follows:
(g) without the prior written consent of the Agent, appoint, consent to the appointment of, or otherwise elect a manager of DiscoverReady other than Dolan Media or another wholly-owned Subsidiary of Dolan Media; or (h) without the prior written consent of the Agent, consent to a Lien on all or any part of the Equity Interests in DiscoverReady (other than a Lien in favor of the Agent for the benefit of the Banks).
3.5. Restricted Payments. Section 6.7 of the Credit Agreement is hereby amended by deleting the word “and” before clause (g) and adding new clauses (h) and (i) thereto as follows:
(h) Restricted Payments consisting of dividends payable to members of DiscoverReady other than a Borrower pursuant to the terms of the DiscoverReady LLC Agreement, and (i) payments made in satisfaction of Dolan’s obligations under Section 7.7 of the DiscoverReady LLC Agreement, as may be amended from time to time in accordance with the terms of this Agreement.
3.6. Transactions with Affiliates. Section 6.8 of the Credit Agreement is hereby amended by deleting the word “or” before clause (ii) thereof and adding a new clause (iii) thereto as follows:
or (iii) without the consent of the Majority Banks, amend, modify, supplement or waive, or consent to the amendment, modification, supplement or waiver of, the terms of the DiscoverReady LLC Agreement relating to (A) dividends or other distributions on account of the Equity Interests of DiscoverReady (including those set forth in Article IV thereof), (B) restrictions and conditions on Liens or on the Equity Interests in DiscoverReady (including those set forth in Section 7.3 and 7.4 thereof and the definition of Permitted Transferee therein), and (C) the drag-along and tag-along rights with respect to sale of the Equity Interests in, and assets of, DiscoverReady (including those set forth in Section 7.6 and 7.9 thereof).
3.7. Investments. Section 6.12 of the Credit Agreement is hereby amended by renumbering the existing clauses (l) and (m) as clauses (m) and (n), respectively, and adding a new clause (l) thereto as follows:
(l) Investments by any Borrower in DiscoverReady, (i) to the extent existing on the Second Amendment Closing Date, and (ii) to the extent made after the Second Amendment Closing Date (A) in connection with any Permitted Acquisition or (B) in an aggregate amount not to exceed $5,000,000 (net of actual cash returns on investment) less the aggregate principal amount of any Indebtedness outstanding pursuant to Section 6.13(m)(ii)(B);

3.8. Indebtedness. Section 6.13 of the Credit Agreement is hereby amended by renumbering the existing clause (m) as clause (o) and adding new clauses (m) and (n) thereto as follows:
(m) unsecured Indebtedness of DiscoverReady to any other Borrower (i) to the extent existing on the Second Amendment Closing Date, and (ii) to the extent incurred after the Second Amendment Closing Date (A) in connection with any Permitted Acquisition or (B) in an aggregate principal amount outstanding not to exceed $5,000,000 less the amount of any Investments (net of actual cash returns on investment) made pursuant to Section 6.12(l)(ii)(B);
(n) unsecured Indebtedness consisting of a “Put Note” issued by DiscoverReady pursuant to Section 7.7 of the DiscoverReady LLC Agreement, as may be amended from time to time in accordance with the terms of this Agreement; and
3.9. Schedules. Schedules 4.18 and 6.8 to the Credit Agreement are hereby amended by replacing such Schedules in their entirety with Schedules 4.18 and 6.8 in the form attached hereto, with such changes as may be approved by the Agent to conform to the DiscoverReady Acquisition.
3.10. Tax Lien; Letter of Credit. Notwithstanding anything to the contrary contained herein or in any other Loan Document, (i) the Lien filed against DiscoverReady in the County Clerk’s office, New York, as Index Number E029010382006 in the amount of $1,139.49 shall be deemed to be a permitted Lien under § 6.14 of the Credit Agreement so long as DiscoverReady is (a) contesting the Lien in good faith by appropriate proceedings, (b) DiscoverReady’s title to its property is not materially adversely affected by the Lien, (c) DiscoverReady’s use of such property in the ordinary course of its business is not materially interfered with thereby, (d) adequate reserves with respect to the Lien have been set aside on DiscoverReady’s books in accordance with GAAP, and (e) DiscoverReady promptly satisfies such Lien after it ceases contesting the Lien pursuant to clause (a) hereof, and (ii) DiscoverReady shall be permitted to have outstanding Indebtedness consisting of reimbursement obligations under a letter of credit issued for the benefit of a real property lessor, secured by cash collateral, provided that neither the reimbursement obligations nor the cash collateral exceed $80,000.
Section 4. Conditions to Effectiveness. This Amendment shall be a legal, valid and binding agreement against the parties hereto upon the due execution and delivery of this Amendment by the Majority Banks, the Agent, the Borrowers’ Agent and the Borrowers and, as such, no signatory hereto shall be permitted to unilaterally rescind or revoke its signature hereto or otherwise contest the validity or enforceability of this Amendment as against such Person (except as specifically provided in the following provisions of this Section 4). The Consent and the other amendments set forth in Section 3 shall be deemed void ab initio and shall cease to have any force or effect if any of the conditions set forth in this Section 4 are not satisfied by the earlier of the consummation of the DiscoverReady Acquisition and December 31, 2009 (unless any such conditions are waived in writing by the Majority Banks).
4.1. No Default or Event of Default shall have occurred and be continuing on the date of consummation of the DiscoverReady Acquisition.

4.2. The Borrowers’ Agent shall have delivered to the Agent a certificate calculating the Senior Leverage Ratio reflecting on a pro forma basis the DiscoverReady Acquisition (for this purpose, using the amount in clause (a) of the definition of Senior Leverage Ratio calculated as of the date of consummation of the DiscoverReady Acquisition and using Pro Forma EBITDA after giving effect to the amendment in Section 3.2(b) above), which Senior Leverage Ratio shall be less than the maximum allowed Senior Leverage Ratio as of such date less 0.25.
4.3. The Agent shall have received copies or a final draft of the DiscoverReady Purchase Agreement and each other material document, instrument and agreement executed in connection with the DiscoverReady Acquisition (the “DiscoverReady Acquisition Documents”), together with current lien search reports for DiscoverReady and the Seller under the DiscoverReady Purchase Agreement and, subject to Section 3.10 above, lien release letters and other documents as the Agent may reasonably require to evidence the termination of Liens on the business and Equity Interests to be acquired (other than Liens permitted under Section 6.14 of the Credit Agreement).
4.4. The Agent shall have received a consent in favor of the Agent and the Banks to the collateral assignment of rights and indemnities under the DiscoverReady Acquisition Documents in substantially the form attached hereto as Exhibit B (the “DiscoverReady Acquisition Collateral Assignment”) and (if delivered to the Borrowers) opinions of counsel for the selling parties in favor of the Agent and the Banks.
4.5. The closing of the DiscoverReady Acquisition shall occur not later than December 31, 2009 and the Borrowers shall have Availability of not less than $10,000,000 as of such closing date.
4.6. DiscoverReady shall execute and delivery to the Agent (i) a joinder agreement in the form attached hereto as Exhibit C (the “Joinder Agreement (Credit Agreement)”) in order to become obligated to repay the Loans and the other amounts payable under the Loan Documents and (ii) a Security Agreement in the form attached hereto as Exhibit D (the “DiscoverReady Security Agreement”) in order to grant to the Agent a first priority security interest subject no other Liens, except for Liens permitted pursuant to Section 6.14 of the Credit Agreement, in the assets of DiscoverReady.
4.7. The Equity Interests in DiscoverReady owned by Dolan shall have been pledged to the Agent pursuant to an amendment to Dolan’s Existing Pledge Agreement in substantially the form set forth in Exhibit E attached hereto (the “Pledge Agreement Amendment”) and certificate(s) representing such Equity Interests shall have been delivered to the Agent, together with duly executed instruments of transfer or assignment in blank, each in form and substance reasonably satisfactory to the Agent.
4.8. DiscoverReady shall have executed and delivered to the Agent a Collateral Assignment (Trademarks) in substantially the form attached hereto as Exhibit F (the “DiscoverReady Trademarks Assignment”).
4.9. The DiscoverReady LLC Agreement shall be in form and substance reasonably satisfactory to the Agent.

4.10. The members of DiscoverReady shall have executed and delivered to the Agent the DiscoverReady Side Letter in substantially the form attached hereto as Exhibit G.
4.11. The Agent shall have received a certificate of the Secretary or Assistant Secretary (or other appropriate officer) of DiscoverReady dated as of the Second Amendment Closing Date and certifying to the following:
(i) a true and accurate copy of the limited liability company resolutions of such Borrower authorizing the execution, delivery and performance of the Loan Documents to which such Borrower is a party contemplated hereby and thereby;
(ii) the incumbency, names, titles and signatures of the officers of such Borrower authorized to execute the Loan Documents to which such Borrower is a party and to request Advances;
(iii) a true and accurate copy of the Certificate of Formation of such Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of organization as of a date acceptable to the Agent; and
(iv) a true and accurate copy of the DiscoverReady LLC Agreement, including all amendments thereto.
4.12. The Agent shall have received a certificate of good standing for DiscoverReady in the jurisdiction of its organization and in the jurisdictions where the character of the properties owned or leased by such Borrower or the Business conducted by such Borrower makes such qualification necessary, certified by the appropriate governmental officials as of a date acceptable to the Agent.
4.13. All Security Documents (or financing statements with respect thereto) in respect of DiscoverReady shall have been appropriately filed or recorded to the satisfaction of the Agent; any pledged collateral in respect of DiscoverReady shall have been duly delivered to the Agent; and the priority and perfection of the Liens created by the Security Documents in respect of DiscoverReady shall have been established to the satisfaction of the Agent and its counsel.
4.14. The Agent shall have received certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment.
4.15. The Agent (a) shall have received for the ratable benefit of the Banks executing this Second Amendment the fees set forth in a separate fee letter dated as of October 28, 2009 (the “Fee Letter”) between the Agent and the Borrower’s Agent, the payment of which shall be subject to the consummation of the DisoverReady Acquisition, and (b) shall have received for itself the fees set forth in the Fee Letter.

4.16. All corporate and legal proceedings relating to the Borrowers and all instruments and agreements in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in scope, form and substance to the Agent, such documents where appropriate to be certified by proper corporate or governmental authorities.
Section 5. Representations, Warranties, Authority, No Adverse Claim.
5.1. Reassertion of Representations and Warranties, No Default. Each Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement and except for representations and warranties made as of a specific earlier date, which shall be true and correct in all material respects as of such earlier date, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Banks.
5.2. Authority, No Conflict, No Consent Required. Each Borrower represents and warrants that such Borrower has the power and legal right and authority to enter into this Amendment, the Pledge Agreement Amendment, the DiscoverReady Security Agreement, the Joinder Agreement (Credit Agreement), the DiscoverReady Acquisition Collateral Assignment, the DiscoverReady Trademarks Assignment, and any other instrument or agreement executed by such Borrower in connection with this Amendment (the “Amendment Documents”) and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by such Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which such Borrower is a party or a signatory or a provision of such Borrower’s Certificate of Incorporation, Bylaws, Certificate of Formation, LLC Agreement, Partnership Agreement or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of the Banks. Each Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by such Borrower of the Amendment Documents or other agreements and documents executed and delivered by such Borrower in connection therewith or the performance of obligations of such Borrower therein described, except for those which such Borrower has obtained or provided and as to which such Borrower has delivered certified copies of documents evidencing each such action to the Banks.
5.3. No Adverse Claim. Each Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give such Borrower a basis to assert a defense, offset or counterclaim to any claim of the Banks with respect to the Obligations.

Section 6. Limited Purpose Consent. Notwithstanding anything contained herein, the Consent (i) is limited consent and waiver, (ii) is effective only with respect to the specific transactions described in this Amendment for the specific instance and the specific purpose for which it is given, (iii) shall not be effective for any other purpose or transaction, and (iv) except as expressly set forth in Section 3 and subject to Section 4, does not constitute an amendment or basis for a subsequent waiver of any of the provisions of the Credit Agreement. Except as expressly provided in Section 3 and subject to Section 4, (a) all of the terms and conditions of the Credit Agreement remain in full force and effect and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, and (b) nothing in this Amendment shall constitute a waiver by the Banks of any Default or Event of Default, or of any right, power or remedy available to the Banks under the Credit Agreement or any other Loan Document, whether any such defaults, rights, powers or remedies presently exist or arise in the future.
Section 7. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Banks and the Borrowers each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. Each Borrower confirms to the Banks that the Obligations are and continue to be secured by the security interest granted by the Borrowers in favor of the Banks under the Security Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrowers under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrowers.
Section 8. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.
Section 9. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 10. Successors. The Amendment Documents shall be binding upon the Borrowers and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Banks and the successors and assigns of the Banks.
Section 11. Legal Expenses. As provided in Section 9.2 of the Credit Agreement, the Borrowers agree to pay or reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Agent, including filing and recording costs and fees, charges and disbursements of outside counsel to the Agent (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Agent in certain matters) and/or the allocated costs of in-house counsel incurred from time to time, in connection with the Credit Agreement, including in connection with the negotiation, preparation, execution, collection and enforcement of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrowers under the Amendment Documents, and to pay and save the Banks harmless from all liability for, any Taxes or Other Taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrowers shall survive any termination of the Credit Agreement.
Section 12. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.
Section 13. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement. Signature pages delivered by facsimile or other electronic transmission (including by email in .pdf format) shall be considered original signatures hereto, all of which shall be equally valid.
Section 14. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.
[THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

DOLAN MEDIA COMPANY, as a Borrower and as Borrowers’ Agent
By:	/s/ James P. Dolan
	Name:	James P. Dolan
	Title:	President

DOLAN FINANCE COMPANY
DOLAN PUBLISHING COMPANY
DOLAN PUBLISHING FINANCE COMPANY
CLEO COMPANY
LONG ISLAND BUSINESS NEWS, INC.
DAILY JOURNAL OF COMMERCE, INC.
LAWYER’S WEEKLY, INC.
LEGAL LEDGER, INC.
THE JOURNAL RECORD PUBLISHING CO.
DAILY REPORTER PUBLISHING COMPANY
NEW ORLEANS PUBLISHING GROUP, INC.
NOPG, L.L.C.
WISCONSIN PUBLISHING COMPANY
LEGAL COM OF DELAWARE, INC.
MISSOURI LAWYERS MEDIA, INC.
THE DAILY RECORD COMPANY
IDAHO BUSINESS REVIEW, INC.
FINANCE AND COMMERCE, INC.
COUNSEL PRESS, LLC
ARIZONA NEWS SERVICE, LLC
DOLAN DLN, LLC
DOLAN APC LLC

By:	/s/ James P. Dolan
	Name:	James P. Dolan
	Title:	President

AMERICAN PROCESSING COMPANY, LLC
By:	Dolan APC LLC, its Managing Member

By:	/s/ James P. Dolan
	Name:	James P. Dolan
	Title:	President
[Signature Page 1 to Second Amendment to Second Amended and Restated Credit Agreement]

THP / NDEX AIV CORP.
By:	/s/ James P. Dolan
	Name:	James P. Dolan
	Title:	Vice President

THP / NDEX AIV, L.P.
By:	/s/ James P. Dolan
	Name:	James P. Dolan
	Title:	Vice President

NATIONAL DEFAULT EXCHANGE MANAGEMENT, INC.
By:	/s/ James P. Dolan
	Name:	James P. Dolan
	Title:	Vice President

NATIONAL DEFAULT EXCHANGE HOLDINGS, LP

By:	/s/ James P. Dolan
	Name:	James P. Dolan
	Title:	Vice President

NATIONAL DEFAULT EXCHANGE GP, LLC
By:	/s/ James P. Dolan
	Name:	James P. Dolan
	Title:	Vice President

[Signature Page 2 to Second Amendment to Second Amended and Restated Credit Agreement]

NATIONAL DEFAULT EXCHANGE, LP
By:	/s/ James P. Dolan
	Name:	James P. Dolan
	Title:	Vice President

NDEX TECHNOLOGIES, LLC
By:	/s/ James P. Dolan
	Name:	James P. Dolan
	Title:	Vice President

NDEX WEST, LLC
By:	/s/ James P. Dolan
	Name:	James P. Dolan
	Title:	Vice President

NDEX TITLE SERVICES, L.L.C.
By:	/s/ James P. Dolan
	Name:	James P. Dolan
	Title:	Vice President

[Signature Page 3 to Second Amendment to Second Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Agent
By:	/s/ Bradley R. Sprang
Bradley R. Sprang
Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Bank
By:	/s/ Bradley R. Sprang
Bradley R. Sprang
Vice President

[Signature Page 4 to Second Amendment to Second Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., (Successor by merger to LaSalle Bank National Association)
By:	/s/ Thomas P. Sullivan
	Name:	Thomas P. Sullivan
	Title:	Senior Vice President

[Signature Page 5 to Second Amendment to Second Amended and Restated Credit Agreement]

ASSOCIATED BANK, NATIONAL ASSOCIATION
By:	/s/ Nicholas G. Myers
	Name:	Nicholas G. Myers
	Title:	Vice President

[Signature Page 6 to Second Amendment to Second Amended and Restated Credit Agreement]

BANK OF THE WEST
By:	/s/ Philip P. Krump
	Name:	Philip P. Krump
	Title:	Vice President

[Signature Page 7 to Second Amendment to Second Amended and Restated Credit Agreement]

COMERICA BANK
By:	/s/ Andrea Kaetchi
	Name:	Andrea Kaetchi
	Title:	Assistant Vice President

[Signature Page 8 to Second Amendment to Second Amended and Restated Credit Agreement]

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH
By:	/s/ Eric Hurshman
	Name:	Eric Hurshman
	Title:	Managing Director

By:	/s/ Brett Delfino
	Name:	Brett Delfino
	Title:	Executive Director
[Signature Page 9 to Second Amendment to Second Amended and Restated Credit Agreement]

KEYBANK NATIONAL ASSOCIATION
By:	/s/ Jennifer A. O’Brien
	Name:	Jennifer A. O’Brien
	Title:	Vice President
[Signature Page 10 to Second Amendment to Second Amended and Restated Credit Agreement]

SCHEDULE 4.18
SUBSIDIARIES

			Issued and
	State of	Percentage	Outstanding
Subsidiary	Organization	Ownership	Shares

Arizona News Service, LLC	Delaware	100%	1,000 Class A Units

Cleo Company	Delaware	100%	100 shares of Common Stock

Counsel Press, LLC	Delaware	100%	1,000 Class A Units

Daily Journal of Commerce, Inc.	Delaware	100%	100 shares of Common Stock

The Daily Record Company	Maryland	100%	20,000 shares of Common Stock

Daily Reporter Publishing Company	Delaware	100%	100 shares of Common Stock

Dolan APC LLC	Delaware	100%	1,000 Class A Units

Dolan DLN LLC	Delaware	100%	1,000 Class A Units

Dolan Finance Company	Minnesota	100%	1,000 shares of Common Stock

Dolan Publishing Company	Delaware	100%	100 shares of Common Stock

Finance and Commerce, Inc.	Minnesota	100%	13,900 shares of Common Stock

The Journal Record Publishing Co.	Delaware	100%	100 shares of Common Stock

Legal Com of Delaware, Inc.	Delaware	100%	1,000 shares of Common Stock

Legal Ledger, Inc.	Minnesota	100%	100 shares of Common Stock

Long Island Business News, Inc.	New York	100%	5,040 shares of Common Stock

New Orleans Publishing Group, Inc.	Louisiana	100%	100 shares of Common Stock

Sch 4.18-1

Issued and
	State of	Percentage	Outstanding
Subsidiary	Organization	Ownership	Shares

Lawyer’s Weekly, Inc.	Delaware	100%	100 shares of Common Stock

Wisconsin Publishing Company	Minnesota	100%	100 shares of Common Stock

NOPG, L.L.C.	Louisiana	100% owned by New Orleans Publishing Group, Inc.

Missouri Lawyers Media, Inc.	Missouri	100% owned by Legal Com of Delaware, Inc.	20,000 shares of Common Stock

Idaho Business Review, Inc.	Idaho	100% owned by Daily Record Company	100,000 shares of Common Stock

Dolan Publishing Finance Company	Minnesota	100% owned by Dolan Publishing Company	100 shares of Common Stock

American Processing Company, LLC	Michigan	84.67% owned by Dolan APC LLC	1,386,554 Common Units

THP/NDEx AIV Corp.	Delaware	100% owned by American Processing Company, LLC	1,000 shares of Common Stock

THP/NDEx AIV, L.P.	Delaware	100% of limited partner interests owned by THP/NDEx AIV Corp.; 100% of general partner interests owned by American Processing Company, LLC

National Default Exchange Management, Inc.	Delaware	85.943% owned by American Processing Company, LLC; 14.057% owned by THP/NDEx AIV, L.P.	99,999 shares of Common Stock

Sch 4.18-2

Issued and
	State of	Percentage	Outstanding
Subsidiary	Organization	Ownership	Shares

National Default Exchange Holdings, LP	Delaware	85.943% owned by American Processing Company, LLC; 14.057% owned by THP/NDEx AIV, L.P.	1,000,000 units

National Default Exchange GP, LLC	Delaware	100% owned by National Default Exchange Holdings, LP

National Default Exchange, LP	Delaware	99% owned by National Default Exchange Holdings, LP; 1% owned by National Default Exchange GP, LLC

NDEx Technologies, LLC	Texas	100% owned by National Default Exchange Holdings, LP

NDEx West, LLC	Delaware	100% owned by National Default Exchange Holdings, LP

NDEx Title Services, L.L.C.	Texas	100% owned by National Default Exchange Holdings, LP

discoverReady LLC	Delaware	85% owned by Dolan Media	850,000 common units

Sch 4.18-3

SCHEDULE 6.8
AFFILIATE TRANSACTIONS
1.	Services Agreement dated as of March 14, 2006 by and among Trott & Trott, Professional Corporation, David A. Trott and APC
2.	Employment Agreement dated as of March 14, 2006 by and between David A. Trott and APC, as amended December 29, 2008
3.	Office and Space Sharing Agreement dated as of March 14, 2006 by and between Trott & Trott, Professional Corporation and APC
4.	Sublease dated as of March 14, 2006 by and between Trott & Trott, Professional Corporation and APC
5.	Services Agreement dated as of January 9, 2006 by and among Feiwell & Hannoy, P.C., Michael Feiwell, Doug Hannoy and APC
6.	Employment Agreement dated as of January 9, 2007 by and between Michael J. Feiwell and APC, as amended December 29, 2008
7.	Employment Agreement dated as of January 9, 2007 by and between Douglas Hannoy and APC, as amended December 29, 2008

8.	Sublease dated as of January 9, 2007 by and between Wolverines I, Inc. and APC
9.	Office and Space Sharing Agreement dated as of January 9, 2007 by and between Feiwell & Hannoy, P.C. and APC

10.	Amended and Restated Operating Agreement of APC dated as of March 14, 2006, as amended

11.	APC Note payable to Dolan Finance Company dated as of November 10, 2006

12.	APC Note payable to Dolan Finance Company dated as of January 9, 2007

13.	APC Note payable to Dolan Finance Company dated as of January 9, 2008

14.	APC Note payable to Dolan Finance Company dated as of January 8, 2009

15.	APC Note payable to Dolan Finance Company dated September 2, 2008

16.	APC Note payable to Dolan Finance Company dated October 1, 2009
17.	Amended and Restated Employment Agreement dated as of April 1, 2007 by and between Dolan Media Company and James P. Dolan, as amended December 29, 2008

Sch 6.8-1

18.	Amended and Restated Employment Agreement dated as of August 1, 2009 by and between Dolan Media Company and Scott Pollei
19.	Employment Agreement dated as of April 1, 2007 by and between Dolan Media Company and Mark W.C. Stodder, as amended December 29, 2008 and August 1, 2009
20.	Employment Agreement dated as of August 1, 2009 by and between Dolan Media Company and Vicki J. Duncomb
21.	Net Director, LLC, in which David A. Trott owns 11.1%, provides an information clearing house service used by APC
22.	American Servicing Corporation, in which David A. Trott owns 60%, provides property tax searches and courier services to APC
23.	Lease dated as of April 1, 2007 by and between APC and NW13, LLC, in which David A. Trott owns 75%
24. Lease by and between Lawyers Weekly, Inc. and NW13, LLC
25.	Agreement by and between Dolan Media Company and Trott & Trott, Professional Corporation to pay Trott & Trott a fee in connection with Dolan Finance’s loan to APC
26.	Option Agreement pursuant to which Frappier Daffin & Barrett, LLP shall grant to Trott & Trott, Professional Corporation an option to purchase Frappier Daffin & Barrett, LLP’s equity interests in Brown & Shapiro, LLP
27.	Sublease for 15000 Surveyor Blvd., Addison, Texas 75001, by and between National Default Exchange Holdings, LP and Barrett Daffin Frappier Turner & Engel, LLP
28.	Sublease for 1900 St. James Place, Houston, Texas 77056, by and between National Default Exchange Holdings, LP and Barrett Daffin Frappier Turner & Engel, LLP
29.	Office Sharing Agreements, by and between National Default Exchange Holdings, LP, Barrett Daffin Frappier Turner & Engel, LLP
30.	Access Agreement for 15000 Surveyor Blvd., Addison, Texas 75001, by and between National Default Exchange Holdings, LP and Michael C. Barrett
31.	Amended and Restated Services Agreement, by and between National Default Exchange, LP and Barrett Daffin Frappier Turner & Engel, LLP, as amended
32.	Services Agreement, by and between National Default Exchange, LP and Barrett Daffin & Frappier, LLP, as amended
33.	Services Agreement, by and between NDEx West, LLC and Barrett Daffin Frappier Treder & Weiss, LLP, as amended

Sch 6.8-2

34.	Employment Agreement dated as of November 2, 2009 between Jim Wagner and discoverReady LLC

35.	Employment Agreement dated as of November 2, 2009 between Steve Harber and discoverReady LLC

36.	Employment Agreement dated as of November 2, 2009 between Paul Yerkes and discoverReady LLC

37.	Employment Agreement dated as of November 2, 2009 between David Shub and discoverReady LLC.
38.	Employment Agreement dated as of November 2, 2009 between Parkhill Mays and discoverReady LLC.

Sch 6.8-3

EXHIBIT A TO
SECOND AMENDMENT
[INTENTIONALLY OMITTED; NOT USED]

EXHIBIT B TO
SECOND AMENDMENT
DISCOVERREADY ACQUISITION COLLATERAL ASSIGNMENT
(See Attached)

COLLATERAL ASSIGNMENT OF UNDERTAKINGS
UNDER ACQUISITION DOCUMENTS
THIS COLLATERAL ASSIGNMENT (“Assignment”) is made as of November 2, 2009, by DOLAN MEDIA COMPANY, a Delaware corporation (the “Purchaser”), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (as defined below) (the “Agent”).
RECITALS
A. DR Holdco LLC (the “Seller”), the Purchaser, and the other entities party thereto have entered into that certain Membership Interests Purchase Agreement dated as of November 2, 2009 (the “Membership Interests Purchase Agreement”) pursuant to which, among other things, the Seller has agreed to transfer to Dolan Media Company certain equity interests in discoverReady LLC, a Delaware limited liability company (the DiscoverReady Acquisition”).
B. Pursuant to the terms of the Membership Interests Purchase Agreement and the other documents executed and delivered in connection therewith (collectively with the Membership Interests Purchase Agreement, the “Acquisition Documents”), the Seller has made certain representations, warranties, covenants and indemnification agreements and other agreements (collectively, the “Undertakings”) in favor of the Purchaser.
C. The Purchaser, the other entities party thereto as borrowers (together with the Purchaser, the “Borrowers”), Dolan Media Company, as the Borrowers’ Agent, the Agent and various financial institutions as may become, from time to time, parties thereto (the “Banks”) are parties to that certain Second Amended and Restated Credit Agreement dated as of August 8, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Agent and the Banks have agreed to make loans and other financial accommodations to or for the benefit of the Borrowers.
D. It is a condition precedent to the obligations of the Agent and the Banks to continue to extend credit accommodations pursuant to the terms of the Credit Agreement that this Assignment be executed and delivered by the Purchaser.
E. The Purchaser finds it advantageous, desirable, and in its best interests to comply with the requirement that this Assignment be executed and delivered to the Agent for itself and the benefit of the Banks.

Ex. B-1

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Purchaser hereby agrees as follows:
1. The Purchaser hereby collaterally hypothecates, assigns and grants to Agent, for the benefit of itself and the Banks, as additional security for the payment and performance in full of the Obligations (as such term is defined in the Credit Agreement), a security interest in all of the Purchaser’s rights and remedies with respect to any and all of the Undertakings.
2. The Purchaser agrees to (a) promptly notify the Agent when it becomes aware of any dispute with, and claim against, any person or entity for which the Purchaser has a claim in excess of $50,000 in the aggregate under the Acquisition Documents (such claims the “Material Claims”); (b) subject to the last sentence of this Section 2, diligently enforce such claim; and (c) promptly provide the Agent with copies of all notices, demands, requests and other communications sent or received by the Purchaser pursuant to the Acquisition Documents with respect to Material Claims, as well as prior written notice of the Purchaser’s intention to exercise any power, right or remedy pursuant to the Acquisition Documents with respect to Material Claims. In no event shall the Purchaser, without the prior written consent of the Agent, waive, release or discharge any person or entity with respect to any Undertaking or compromise or settle any Undertaking or any claim or dispute with respect to any Undertaking, unless the Purchaser determines in its reasonable business judgment that any such action will not have a material adverse effect on the conduct of its business, and no such waiver, release, discharge, compromise or settlement shall be effective without the prior written consent of the Agent, unless the Purchaser determines in its reasonable business judgment that any such action will not have a material adverse effect on the conduct of its business.
3. The Purchaser hereby irrevocably authorizes and empowers the Agent as its agent at any time after the occurrence and during the continuance of an Event of Default (as such term is defined in the Credit Agreement) to (a) either directly or on behalf of the Purchaser, assert any claims and demands and enforce any rights and remedies as the Purchaser, may have, from time to time, with respect to the Undertakings, as the Agent may deem proper, and (b) receive and collect any and all proceeds, awards or amounts due to the Purchaser under any Acquisition Document (including, without limitation, any amounts due such Purchaser in respect of any indemnification claims under any Acquisition Document) and promptly apply all such amounts on account of the Obligations in accordance with Section 8.10 of the Credit Agreement. The Purchaser hereby irrevocably, until the Obligations are paid in full, makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as the Purchaser’s true and lawful attorney to assert, at any time after the occurrence and during the continuance of an Event of Default, any claims and demands or enforce any rights and remedies with respect to the Undertakings and collect such proceeds, awards and amounts with respect to the Undertakings and to apply such monies promptly to the Obligations in such manner as the Agent shall elect.
4. The Purchaser hereby agrees and acknowledges that the Agent shall not be deemed to have assumed any of the obligations or liabilities of the Purchaser under any Acquisition Document by reason of this Assignment or otherwise, and further agrees to indemnify, protect, defend and hold the Agent harmless from and with respect to any claims or demands by the Seller thereunder.

Ex. B-2

5. The Purchaser hereby agrees that, after the occurrence and during the continuance of an Event of Default, if the Purchaser shall receive any monies with respect to an Undertaking, whether or not by reason of any assertion by either the Purchaser or the Agent of its rights under any Acquisition Document, said monies shall be received in trust by the Purchaser for the Agent and immediately turned over to the Agent by the Purchaser for prompt application to the Obligations in such manner as the Agent shall elect.
6. The Purchaser hereby agrees that, after the occurrence and during the continuation of an Event of Default, it shall not deduct or set off against any amounts owing by the Seller to the Purchaser pursuant to a claim with respect to any Undertaking any amounts owed by the Purchaser to the Seller, without the prior written consent of the Agent, unless such amount is no more than de minimis.
7. This Assignment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to this Assignment may execute any such agreement by executing a counterpart of such agreement.
8. THIS ASSIGNMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.
[The next page is the signature page.]

Ex. B-3

IN WITNESS WHEREOF, this Assignment has been executed and delivered as of the day and year first written above.

DOLAN MEDIA COMPANY
By:
Name:
Title:

Ex. B-4

AGREED AND ACCEPTED this ___ day of November, 2009

U.S. BANK NATIONAL ASSOCIATION, as Agent

By:
Bradley R. Sprang Vice President

Ex. B-5

ACKNOWLEDGEMENT
The undersigned hereby acknowledges the foregoing Assignment and agrees that the Undertakings shall inure to the benefit of the Agent and the Banks, and the Agent shall have the right to assert and enforce all or any of such Undertakings against the undersigned, in each case in accordance with the terms of the foregoing Assignment. The undersigned agrees that the undersigned shall not deduct from or set off against any amount owing by the undersigned to the Agent, any Bank or the Borrower pursuant to a claim with respect to any Undertaking, any amounts the undersigned claims are due from the Agent, any Bank or the Borrower to the extent the same is prohibited by the terms of the foregoing Assignment. The undersigned agrees and acknowledges that the Agent and the Banks shall not be deemed to have assumed any of the obligations or liabilities of the Borrower under the Acquisition Documents by reason of the Assignment or otherwise.

Dated: November __, 2009	DR HOLDCO LLC

By:
Title:

Ex. B-6

EXHIBIT C TO
SECOND AMENDMENT
JOINDER AGREEMENT (CREDIT AGREEMENT)
(See Attached)

JOINDER AGREEMENT
This Joinder Agreement (this “Agreement”), dated as of November 2, 2009 (the “Effective Date”), is made by DISCOVERREADY LLC, a Delaware limited liability company (the “New Borrower”), in favor of U.S. BANK NATIONAL ASSOCIATION, as Agent for the Banks under the Credit Agreement (each as defined below).
RECITALS
A. Dolan Media Company, a Delaware corporation, Dolan Finance Company, a Minnesota corporation, Dolan Publishing Company, a Delaware corporation, Dolan Publishing Finance Company, a Minnesota corporation, Cleo Company, a Delaware corporation, Long Island Business News, Inc., a New York corporation, Daily Journal of Commerce, Inc., a Delaware corporation, Lawyer’s Weekly, Inc., a Delaware corporation, Legal Ledger, Inc., a Minnesota corporation, The Journal Record Publishing Co., a Delaware corporation, Daily Reporter Publishing Company, a Delaware corporation, New Orleans Publishing Group, Inc., a Louisiana corporation, NOPG, L.L.C., a Louisiana limited liability company, Wisconsin Publishing Company, a Minnesota corporation, Legal Com of Delaware, Inc., a Delaware corporation, Missouri Lawyers Media, Inc., a Missouri corporation, The Daily Record Company, a Maryland corporation, Idaho Business Review, Inc., an Idaho corporation, Finance and Commerce, Inc., a Minnesota corporation, Counsel Press, LLC, a Delaware limited liability company, Arizona News Service, LLC, a Delaware limited liability company, Dolan DLN LLC, a Delaware limited liability company, Dolan APC LLC, a Delaware limited liability company, American Processing Company, LLC, a Michigan limited liability company, THP / NDEx AIV Corp., a Delaware corporation, THP / NDEx AIV, L.P., a Delaware limited partnership, National Default Exchange Holdings, LP, a Delaware limited partnership, National Default Exchange Management, Inc., a Delaware corporation, National Default Exchange GP, LLC, a Delaware limited liability company, National Default Exchange, LP, a Delaware limited partnership, NDEx Technologies, LLC, a Texas limited liability company, NDEx West, LLC, a Delaware limited liability company and NDEx Title Services, L.L.C., a Texas limited liability company (each individually, an “Existing Borrower” and, collectively, the “Existing Borrowers”), the Borrowers’ Agent party thereto, the banks which are signatories thereto (individually, a “Bank” and, collectively, the “Banks”), and U.S. Bank National Association, as agent for the Banks (in such capacity, the “Agent”), have entered into a Second Amended and Restated Credit Agreement dated as of August 8, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B. The New Borrower desires to become a Borrower under the Credit Agreement and the other Loan Documents (as defined therein).

Ex. C-1

NOW THEREFORE, for and in consideration of the mutual covenants, conditions, stipulations and agreements set forth herein and in the Credit Agreement and the other Loan Documents, and other valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby consent and agree as follows:
1. Capitalized terms used in this Agreement, but not otherwise defined, shall have the meanings ascribed to them in the Credit Agreement.
2. Without in any manner affecting the Existing Borrowers’ joint and several liability under the Loan Documents, the New Borrower hereby jointly and severally assumes and agrees to perform all of the terms, restrictions, obligations and conditions of a “Borrower” under the Credit Agreement, the Notes and each other Loan Document to which any Existing Borrower is a party and, by execution of this Agreement, is hereby designated a “Borrower” for purposes of, and agrees to be bound by, each and all terms of the Credit Agreement, the Notes and each other Loan Document to which any Existing Borrower is a party. Without limiting the generality of the foregoing, the New Borrower hereby (a) expressly agrees that it is jointly and severally liable for and assumes all Obligations under the Credit Agreement, the Notes and all other Loan Documents to which any Existing Borrower is a party, and (b) agrees to perform for the Agent’s and the Banks’ benefit and be bound by the terms and covenants of the Credit Agreement, the Notes or each other Loan Document to which any Existing Borrower is a party.
3. Subject to Section 5 hereof, the Agent confirms that the New Borrower is a “Borrower” under the Loan Documents and all of the rights and obligations of a Borrower under the Credit Agreement shall inure to and bind, as a joint and several obligor, the New Borrower.
4. The New Borrower represents to the Agent and the Banks that:
(a) It is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation, and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.
(b) It has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, the Credit Agreement, the Notes and all other Loan Documents and has taken all necessary action required by its form of organization to authorize such execution, delivery and performance.
(c) This Agreement, the Credit Agreement, the Notes and all other Loan Documents constitute its legal, valid and binding obligations enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Ex. C-2

(d) The execution, delivery and performance of this Agreement, the Credit Agreement and all other Loan Documents will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to it, (ii) violate or contravene any provision of its organizational documents, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. It is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise).
(e) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on its part to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement, the Credit Agreement, the Notes and all other Loan Documents.
(f) There are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to it, would have a material adverse effect on its business, operations, property or condition (financial or otherwise) or on its ability to perform its obligations hereunder and under this Agreement, the Credit Agreement, the Notes and all other Loan Documents.
(g) It expects to derive benefits from the transactions resulting in the creation of the Obligations. The Agent and the Banks may rely conclusively on the continuing warranty, hereby made, that the New Borrower continues to be benefited by the Banks’ extension of credit accommodations to the Borrowers and neither the Agent nor the Banks shall have any duty to inquire into or confirm the receipt of any such benefits, and this Agreement, the Credit Agreement, the Notes and all other Loan Documents to which it is a party shall be effective and enforceable by the Agent and the Banks without regard to the receipt, nature or value of any such benefits.
(h) The representations and warranties contained in Article IV of the Credit Agreement are true and correct, with respect to the New Borrower, as of the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date, and after giving effect to this Agreement, there will exist no breach of such representations and warranties.
5. Effectiveness. This Agreement shall become effective upon the Second Amendment Effective Date.

Ex. C-3

6. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.
7. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
8. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.
9. New Borrower Acknowledgements. The New Borrower hereby acknowledges that (a) it has received from the Borrowers’ Agent true and correct copies of each Loan Document, (b) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, and (c) the New Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the New Borrower by the Banks is for the protection of the Banks and neither the New Borrower nor any third party is entitled to rely thereon.
(REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK)

Ex. C-4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

DISCOVERREADY LLC, as New Borrower
By:
Name:
Title:

Address for purposes of notice:
222 South Ninth Street
Suite 2300
Minneapolis, MN 55402
Attention:

Ex. C-5

U.S. BANK NATIONAL ASSOCIATION, as Agent
By:
Bradley R. Sprang
Vice President

Ex. C-6

EXHIBIT D TO
SECOND AMENDMENT
SECURITY AGREEMENT (DISCOVERREADY)
(See Attached)

SECURITY AGREEMENT
(discoverReady LLC)
THIS SECURITY AGREEMENT (this “Agreement”), dated as of November 2, 2009, is made and given by DISCOVERREADY LLC, a Delaware limited liability company (the “Grantor”), to U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, together with any successor in such capacity, the “Secured Party”) for the banks (the “Banks”) party from time to time to the Credit Agreement defined below.
RECITALS
A. The Grantor (by way of joinder), the other entities parties thereto as “Borrowers”, the Banks and the Secured Party have entered into a Second Amended and Restated Credit Agreement dated as of August 8, 2007 (as the same may be amended, supplemented, extended, restated, or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Banks have agreed to extend to the Grantor and the other Borrowers certain credit accommodations.
B. It is a condition precedent to the obligation of the Secured Party to continue to extend credit accommodations pursuant to the terms of the Credit Agreement that this Agreement be executed and delivered by the Grantor.
C. The Grantor finds it advantageous, desirable and in its best interests to comply with the requirement that it execute and deliver this Agreement to the Secured Party.
NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to extend credit accommodations to the Grantor under the Credit Agreement, the Grantor hereby agrees with the Secured Party for the benefit of the Secured Party and the Banks as follows:
Section 1. Defined Terms.
1(a) As used in this Agreement, the following terms shall have the meanings indicated:
“Account” shall mean a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated, sponsored, licensed or authorized by a State or governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. The term includes health-care insurance receivables.

Ex. D-1

“Account Debtor” shall mean a Person who is obligated on or under any Account, Chattel Paper, Instrument or General Intangible.
“Chattel Paper” shall mean a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.
“Collateral” shall mean all property and rights in property now owned or hereafter at any time acquired by the Grantor in or upon which a Security Interest is granted to the Secured Party by the Grantor under this Agreement.
“Default” shall mean any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.
“Deposit Account” shall mean any demand, time, savings, passbook or similar account maintained with a bank.
“Document” shall mean a document of title or a warehouse receipt.
“Equipment” shall mean all machinery, equipment, motor vehicles, furniture, furnishings and fixtures, including all accessions, accessories and attachments thereto, and any guaranties, warranties, indemnities and other agreements of manufacturers, vendors and others with respect to such Equipment.
“Event of Default” shall have the meaning given to such term in 0 hereof.
“Financing Statement” shall have the meaning given to such term in 0 hereof.
“Fixtures” shall mean goods that have become so related to particular real property that an interest in them arises under real property law.

Ex. D-2

“General Intangibles” shall mean any personal property (other than goods, Accounts, Chattel Paper, Deposit Accounts, Documents, Instruments, Investment Property, Letter of Credit Rights and money) including things in action, contract rights, payment intangibles, software, corporate and other business records, inventions, designs, patents, patent applications, service marks, trademarks, tradenames, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court.
“Instrument” shall mean a negotiable instrument or any other writing which evidences a right to the payment of a monetary obligation and is not itself a security agreement or lease and is of a type which is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment.
“Inventory” shall mean goods, other than farm products, which are leased by a person as lessor, are held by a person for sale or lease or to be furnished under a contract of service, are furnished by a person under a contract of service, or consist of raw materials, work in process, or materials used or consumed in a business or incorporated or consumed in the production of any of the foregoing and supplies, in each case wherever the same shall be located, whether in transit, on consignment, in retail outlets, warehouses, terminals or otherwise, and all property the sale, lease or other disposition of which has given rise to an Account and which has been returned to the Grantor or repossessed by the Grantor or stopped in transit.
“Investment Property” shall mean a security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract or a commodity account.
“Letter of Credit Right” shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.
“Lien” shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.
“Obligations” shall mean (a) all indebtedness, liabilities and obligations of the Grantor and the other Borrowers to the Secured Party, the Banks and/or the Rate Protection Providers (as defined in the Credit Agreement) of every kind, nature or description under the Credit Agreement, including the Grantor’s and the other Borrowers’ obligation on any promissory note or notes under the Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof, (b) the Rate Protection Obligations (as defined in the Credit Agreement), and (c) all liabilities of the Grantor under this Agreement, in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

Ex. D-3

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.
“Security Interest” shall have the meaning given such term in Section 2 hereof.
1(b) All other terms used in this Agreement which are not specifically defined herein shall have the meaning assigned to such terms in Article 9 of the Uniform Commercial Code as in effect in the State of Minnesota.
1(c) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, references to the singular include the plural and “or” has the inclusive meaning represented by the phrase “and/or.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Agreement unless otherwise provided.
Section 2. Grant of Security Interest. As security for the payment and performance of all of the Obligations, the Grantor hereby grants to the Secured Party for the ratable benefit of the Secured Party and the Banks a security interest (the “Security Interest”) in all of the Grantor’s right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:
2(a) All Accounts;
2(b) All Chattel Paper;
2(c) All Deposit Accounts;
2(d) All Documents;
2(e) All Equipment;
2(f) All Fixtures;

Ex. D-4

2(g) All General Intangibles;
2(h) All Instruments;
2(i) All Inventory;
2(j) All Investment Property;
2(k) All Letter of Credit Rights; and
2(l) To the extent not otherwise included in the foregoing, all other rights to the payment of money, including rents and other sums payable to the Grantor under leases, rental agreements and other Chattel Paper; all books, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, disks, computer software, computer runs, and other papers and documents in the possession or control of the Grantor or any computer bureau from time to time acting for the Grantor; all rights in, to and under all policies insuring the life of any officer, director, stockholder or employee of the Grantor, the proceeds of which are payable to the Grantor; all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing; and all proceeds (including insurance proceeds) and products thereof.
Notwithstanding the foregoing provisions of this Section 2, the pledge and grant of a Lien and Security Interest as provided herein shall not extend to, and the term “Collateral” shall not include, any contract, Instrument, license or Chattel Paper in which the Grantor has any right, title or interest in and to the extent such contract, Instrument, license or Chattel Paper includes an enforceable provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of the Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another Person party to such contract, Instrument, license or Chattel Paper to enforce any remedy with respect thereto (the “Excluded Collateral”); provided that the foregoing exclusion shall not apply if (a) such prohibition has been waived or such other Person has otherwise consented to the creation hereunder of a security interest in such contract, Instrument, license or Chattel Paper or (b) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of Article 9 of the Uniform Commercial Code, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, further, that immediately upon the ineffectiveness or lapse or termination of any such provision, the Collateral shall include, and such Debtor shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, Instrument, license or Chattel Paper as if such provision had never been in effect; and provided, further, that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Secured Party’s unconditional continuing security interest in and to all rights, title and interests of the Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such contract, Instrument, license or Chattel Paper and in any such monies and other proceeds of such contract, Instrument, license or Chattel Paper.

Ex. D-5

Section 3. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the Accounts, Chattel Paper, General Intangibles and other items included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the Accounts or any other items included in the Collateral, and (c) neither the Secured Party nor any Bank shall have any obligation or liability under Accounts, Chattel Paper, General Intangibles and other items included in the Collateral by reason of this Agreement, nor shall the Secured Party or any Bank be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
Section 4. Title to Collateral. Except for dispositions permitted under Section 5, the Grantor has (or will have at the time it acquires rights in Collateral hereafter acquired or arising) and will maintain so long as the Security Interest may remain outstanding, title to each item of Collateral (including the proceeds and products thereof), free and clear of all Liens except the Security Interest and except Liens permitted by the Credit Agreement (the “Permitted Liens”). The Grantor will not license any Collateral except in the ordinary course of business. The Grantor will defend the Collateral against all claims or demands of all Persons (other than the Secured Party) claiming the Collateral or any interest therein, subject to the rights of Persons holding Permitted Liens. As of the date of execution of this Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a “Financing Statement”) covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (a) in favor of the Secured Party for the benefit of the Banks relating to this Agreement, or (b) to perfect Permitted Liens.
Section 5. Disposition of Collateral. The Grantor will not sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral, except for sales of items of Inventory in the ordinary course of business and dispositions of Equipment which are immediately replaced with comparable replacement equipment and except as permitted under the Credit Agreement.
Section 6. Names, Offices, Locations, Jurisdiction of Organization. The Grantor’s legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency) and jurisdiction of organization is as set forth in the opening paragraph hereof. The organizational number of the Grantor is set forth on the signature page of this Agreement. The Grantor will from time to time at the reasonable request of the Secured Party provide the Secured Party with current good standing certificates and/or state-certified constituent documents from the appropriate governmental officials no more than once in any twelve-month period unless an Event of Default has occurred and is continuing. The chief place of business and chief executive office of the Grantor are located at its address set forth on the signature page hereof. The Grantor will not locate or relocate any item of Collateral into any jurisdiction in which an additional Financing Statement would be required to be filed to maintain the Secured Party’s perfected security interest in such Collateral and will not change its name, the location of its chief place of business and chief executive office or its corporate structure (including without limitation, its jurisdiction of organization) unless the Secured Party has been given at least 30 days prior written notice thereof and the Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments reasonably requested by the Secured Party during such 30 day period to continue the perfection of the Security Interest, provided that the foregoing shall not affect the Grantor’s obligations under Section 8.

Ex. D-6

Section 7. Rights to Payment. Except as the Grantor may otherwise advise the Secured Party in writing, each Account, Chattel Paper, Document, General Intangible and Instrument constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued), to the knowledge of the Grantor, the valid, genuine and legally enforceable obligation of the Account Debtor or other obligor named therein or in the Grantor’s records pertaining thereto as being obligated to pay or perform such obligation. Without the Secured Party’s prior written consent, the Grantor will not agree to any modifications, amendments, subordinations, cancellations or terminations of the obligations of any such Account Debtors or other obligors except in the ordinary course of business. The Grantor will perform and comply in all material respects with all its obligations under any items included in the Collateral and exercise promptly and diligently its rights thereunder.
Section 8. Further Assurances; Attorney-in-Fact.
8(a) The Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). Without limiting the generality of the foregoing, the Grantor will, promptly and from time to time at the reasonable request of the Secured Party: (i) execute and file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices (including fixture filings with any necessary legal descriptions as to any goods included in the Collateral which the Secured Party determines might be deemed to be fixtures, and instruments and notices with respect to vehicle titles), as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect, preserve, and enhance the Security Interest granted or purported to be granted hereby; (ii) obtain from any bailee holding any material item of Collateral an acknowledgement, in form reasonably satisfactory to the Secured Party that such bailee holds such collateral for the benefit of the Secured Party; (iii) obtain from any securities intermediary, or other party holding any item of Collateral constituting uncertified securities, book-entry securities or securities entitlements, control agreements in form reasonably satisfactory to the Secured Party; and (iv) deliver and pledge to the Secured Party, all Instruments and Documents, duly indorsed or accompanied by duly executed instruments of transfer or assignment, with full recourse to the Grantor, all in form and substance reasonably satisfactory to the Secured Party.

Ex. D-7

8(b) The Grantor hereby authorizes the Secured Party to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. The Grantor irrevocably waives any right to notice of any such filing. A photocopy or other reproduction of this Agreement or any Financing Statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law.
8(c) The Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.
8(d) In furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Party in this Agreement, the Grantor hereby appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party’s good faith discretion upon the occurrence and during the continuance of an Event of Default, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Party may reasonably believe is necessary or advisable to accomplish the purposes of this Agreement, in a manner consistent with the terms hereof.
Section 9. Taxes and Claims. The Grantor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Grantor’s books in accordance with generally accepted accounting principles.
Section 10. Books and Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and credits granted with respect to all Accounts, Chattel Paper and other items included in the Collateral.
Section 11. Inspection, Reports, Verifications. The Grantor will at all reasonable times permit the Secured Party or its representatives or any other Person designated pursuant to Section 5.5 of the Credit Agreement (a “Designated Person”) to examine or inspect any Collateral, any evidence of Collateral and the Grantor’s books and records concerning the Collateral, wherever located in accordance with Section 5.5 of the Credit Agreement. The Grantor will from time to time as reasonably requested by the Secured Party furnish to the Secured Party a report on its Accounts, Chattel Paper, General Intangibles and Instruments, naming the Account Debtors or other obligors thereon, the amount due and the aging thereof. After the occurrence and during the continuance of an Event of Default, the Secured Party, its designee or any other Designated Person is authorized to contact Account Debtors and other Persons obligated on any such Collateral from time to time to verify the existence, amount and/or terms of such Collateral.

Ex. D-8

Section 12. Notice of Loss. The Grantor will promptly notify the Secured Party of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to the Grantor, in any material item of Collateral or the prospect of payment or performance thereof.
Section 13. Insurance. The Grantor will keep the Inventory and Equipment insured to the extent required by Section 5.3 of the Credit Agreement. Each such policy or the certificate with respect thereto shall provide that such policy shall not be canceled or allowed to lapse unless at least 30 days prior written notice is given to the Secured Party.
Section 14. Lawful Use; Fair Labor Standards Act. The Grantor will use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation, in any material respect, of any federal, state or local law, statute or ordinance. All Inventory of the Grantor as of the date of this Agreement that was produced by the Grantor or with respect to which the Grantor performed any manufacturing or assembly process was produced by the Grantor (or such manufacturing or assembly process was conducted) in compliance in all material respects with all requirements of the Fair Labor Standards Act, and all Inventory produced, manufactured or assembled by the Grantor after the date of this Agreement will be so produced, manufactured or assembled, as the case may be.
Section 15. Action by the Secured Party. If the Grantor at any time fails to perform or observe any of the foregoing agreements, the Secured Party shall have (and the Grantor hereby grants to the Secured Party) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Secured Party’s option, in the Secured Party’s name) and to take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the indorsement of instruments); and the Grantor shall thereupon pay to the Secured Party on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

Ex. D-9

Section 16. Insurance Claims. As additional security for the payment and performance of the Obligations, the Grantor hereby assigns to the Secured Party any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Grantor with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto. At any time after the occurrence and during the continuance of any Event of Default, the Secured Party may (but need not), in the Secured Party’s name or in the Grantor’s name, execute and deliver proofs of claim, receive all such monies, indorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Notwithstanding any of the foregoing, so long as no Event of Default exists the Grantor shall be entitled to all insurance proceeds with respect to Equipment or Inventory provided that such proceeds are applied to the cost of replacement Equipment or Inventory.
Section 17. The Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its and the Banks’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, neither the Secured Party nor any Bank shall have any duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party or any Bank has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral. The Secured Party will take action in the nature of exchanges, conversions, redemptions, tenders and the like requested in writing by the Grantor with respect to the Collateral in the Secured Party’s possession if the Secured Party in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care with respect to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.
Section 18. Default. Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) the Grantor shall fail to observe or perform any covenant or agreement applicable to the Grantor under this Agreement and such failure to observe or perform shall continue for 30 calendar days; or (b) any representation or warranty made by the Grantor in this Agreement or any schedule, exhibit, supplement or attachment hereto or in any financial statements, or reports or certificates heretofore or at any time hereafter submitted by or on behalf of the Grantor to the Secured Party shall prove to have been false or misleading when made in any material respect; or (c) any Event of Default shall occur under the Credit Agreement.
Section 19. Remedies on Default. Upon the occurrence and during the continuance of an Event of Default:
19(a) The Secured Party may exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the Uniform Commercial Code as in effect in the State of Minnesota.

Ex. D-10

19(b) The Secured Party shall have the right to enter upon and into and take possession of all or such part or parts of the properties of the Grantor, including lands, plants, buildings, Equipment, Inventory and other property as may be necessary or appropriate in the judgment of the Secured Party to permit or enable the Secured Party to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Secured Party may elect, and to use and operate said properties for said purposes and for such length of time as the Secured Party may deem necessary or appropriate for said purposes without the payment of any compensation to the Grantor therefor. The Secured Party may require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party.
19(c) Any disposition of Collateral may be in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Party may reasonably believe are commercially reasonable. The Secured Party shall not be obligated to dispose of Collateral regardless of notice of sale having been given, and the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.
19(d) The Secured Party is hereby granted a license or other right to use, without charge, all of the Grantor’s property, including, without limitation, all of the Grantor’s labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and the Grantor’s rights under all licenses and all franchise agreements shall inure to the Secured Party’s benefit until the Obligations are paid in full.
19(e) If notice to the Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in 0 hereof at least ten calendar days prior to the date of intended disposition or other action, and the Secured Party may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against the Grantor, or against any other Person or property. The Secured Party (i) may dispose of the Collateral in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable, (ii) shall have no duty to prepare or process the Collateral prior to sale, (iii) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

Ex. D-11

19(f) The Secured Party, at any time after the occurrence and during the continuance of an Event of Default, may require that the Grantor instruct all current and future account debtors and obligors on other Collateral to make all payments directly to a lockbox (the “Lockbox”) controlled by the Secured Party. All payments received in the Lockbox shall be transferred to a special bank account (the “Collateral Account”) maintained at the Secured Party subject to withdrawal by the Secured Party only. After the Secured Party’s exercise of its rights to direct account debtors or other obligors on any Collateral to make payments directly to the Secured Party or to require the Grantor to establish a Lockbox, the Grantor shall immediately deliver all full and partial payments on any Collateral received by the Grantor to the Secured Party in their original form, except for endorsements where necessary. Until such payments are so delivered to the Secured Party, such payments shall be held in trust by the Grantor for and as the Secured Party’s property, and shall not be commingled with any funds of the Grantor. After an Event of Default has occurred and is continuing, the Secured Party shall apply all collections in accordance with Section 21 hereof. Any application of any collection to the payment of any Obligation is conditioned upon final payment of any check or other instrument.
Section 20. Remedies as to Certain Rights to Payment. Upon the occurrence of and during the continuance of an Event of Default the Secured Party may (i) notify any Account Debtor or other Person obligated on any Accounts or other Collateral that the same have been assigned or transferred to the Secured Party and that the same should be performed as requested by, or paid directly to, the Secured Party, as the case may be, and the Grantor shall join in giving such notice, if the Secured Party so requests, and (ii) the Secured Party may, in the Secured Party’s name or in the Grantor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Account Debtor or other Person. If any payments on any such Collateral are received by the Grantor after an Event of Default has occurred and during the continuance thereof, such payments shall be held in trust by the Grantor as the property of the Secured Party and shall not be commingled with any funds or property of the Grantor and shall be forthwith remitted to the Secured Party for application on the Obligations.
Section 21. Application of Proceeds. All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including, without limitation, any expenses of the Secured Party payable pursuant to 0 hereof) in accordance with Section 8.10 of the Credit Agreement; provided, however, that notwithstanding the foregoing, the Secured Party shall be entitled to retain and apply in accordance with Section 8.10 of the Credit Agreement not more than eighty-five percent (85%) of the net cash proceeds of any such sale, collection or other realization of, from or upon the Collateral.

Ex. D-12

Section 22. Costs and Expenses; Indemnity. The Grantor will pay or reimburse the Secured Party on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Party or any Bank in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. The Grantor shall indemnify and hold the Secured Party and each Bank harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement and the Security Interest hereby created (including enforcement of this Agreement) or the Secured Party’s actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Grantor to indemnify and hold the Secured Party and each Bank harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest. The obligations of the Grantor under this Section shall survive any termination of this Agreement.
Section 23. Waivers; Remedies; Marshalling. This Agreement can be waived, modified, amended, terminated (other than termination pursuant to Section 28 hereof) or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party. All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Grantor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.
Section 24. Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.
Section 25. Grantor Acknowledgments. The Grantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) neither the Secured Party nor any Bank has any fiduciary relationship to the Grantor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Grantor and the Secured Party or any Bank.

Ex. D-13

Section 26. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and the expiration of the obligations, if any, of the Secured Party to extend credit accommodations to the Grantor and any other Borrower, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Persons to the extent and in the manner provided in the Credit Agreement and may similarly transfer all or any portion of its rights under this Agreement to such Persons.
Section 27. [Intentionally Omitted.]
Section 28. Termination of Security Interest. Upon payment in full of the Obligations and the expiration of any obligation of the Secured Party and the Banks to extend credit accommodations to the Grantor and each other Borrower under the Credit Agreement, the Security Interest granted hereby shall terminate. Upon any such termination, the Secured Party will return to the Grantor such of the Collateral then in the possession of the Secured Party as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. Any reversion or return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantor and shall be without warranty by, or recourse on, the Secured Party or any Bank. As used in this Section, “Grantor” includes any assigns of Grantor, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral. At the request and sole expense of the Grantor, the Grantor shall be released from its obligations hereunder in the event that all of the Equity Interests of the Grantor shall be sold, transferred or otherwise disposed of in a transaction consented to by the Majority Banks (as defined in the Credit Agreement) or otherwise permitted by Section 6.1 of the Credit Agreement; provided that the Borrowers’ Agent shall have delivered to the Secured Party, at least five business days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrowers’ Agent stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
Section 29. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF MINNESOTA. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

Ex. D-14

Section 30. Consent to Jurisdiction. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY; AND THE GRANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.
Section 31. Waiver of Notice and Hearing. THE GRANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE GRANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.
Section 32. Waiver of Jury Trial. THE GRANTOR AND THE SECURED PARTY BY THEIR ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 33. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
Section 34. General. All representations and warranties contained in this Agreement or in any other agreement between the Grantor and the Secured Party or any Bank shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The Grantor waives notice of the acceptance of this Agreement by the Secured Party. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.
[Remainder of this page intentionally left blank.]

Ex. D-15

IN WITNESS WHEREOF, the Grantor and the Secured Party have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Organizational ID #	DISCOVERREADY LLC

By:

Name:

Title:

Address for Grantor:

222 South Ninth Street
Suite 2300
Minneapolis, MN 55402
Fax (612) 317-9434
Attention:

Ex. D-16

ACCEPTED:
U.S. BANK NATIONAL ASSOCIATION,
as Secured Party

By
Bradley R. Sprang
Vice President
Address for the Secured Party:
U.S. Bank National Association
800 Nicollet Mall
Minneapolis, MN 55402
Fax: (612) 303-2264
Attention: Bradley R. Sprang (BC-MN-H03Q)

Ex. D-17

EXHIBIT E TO
SECOND AMENDMENT
AMENDMENT TO PLEDGE AGREEMENT (DOLAN)
(See Attached)

FIRST AMENDMENT TO PLEDGE AGREEMENT
(Dolan Media Company)
THIS FIRST AMENDMENT TO PLEDGE AGREEMENT (this “Amendment”), made and entered into as of November 2, 2009, is made and given by DOLAN MEDIA COMPANY, a Delaware corporation (the “Pledgor”), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association as Agent (in such capacity, together with any successors in such capacity, the “Secured Party”) for the banks (the “Banks”) party from time to time to the Credit Agreement defined below.
RECITALS
A. The Pledgor, the other Borrowers party thereto, the Borrower’s Agent, the Banks and the Secured Party are parties to a Second Amended and Restated Credit Agreement dated as of August 8, 2007 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Banks agreed to extend to the Pledgor and the other Borrowers certain credit accommodations.
B. The Pledgor has executed a Pledge Agreement in favor of the Secured Party dated as of August 31, 2004 (the “Pledge Agreement”).
C. The Pledgor is the owner of the shares of stock, membership interests or other ownership interests (the “Pledged Equity Interests”) described in Schedule I hereto issued by the entities named therein.
D. It is a condition precedent to the obligation of the Banks to continue to extend credit accommodations pursuant to the terms of the Credit Agreement that this Amendment be executed and delivered by the Pledgor.
E. The Pledgor finds it advantageous, desirable and in the best interests of the Pledgor to comply with the requirement that this Amendment be executed and delivered to the Secured Party for the benefit of the Secured Party and the Banks.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to continue to extend credit accommodations to the Pledgor thereunder, the Pledgor hereby agrees with the Secured Party for the benefit of the Secured Party and the Banks as follows:
Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Pledge Agreement, unless the context shall otherwise require.

Ex. E-1

Section 2. Amendments. The Pledge Agreement is hereby amended as follows:
2.1. Recital B. Recital B of the Pledge Agreement is amended in its entirety to read as follows:
B. The Pledgor is the owner of the shares of stock, membership interests or other ownership interests (the “Equity Interests”) described in Schedule I hereto issued by the entities named therein.
2.2. Pledge. Section 2(b) of the Pledge Agreement is amended in its entirety to read as follows:
2(b) All additional shares of stock, membership interests or other ownership interests of any issuer of the Pledged Equity Interests from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares, membership interest, or other ownership interests, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.
2.3. Certain Warranties and Covenants. Section 4(e) of the Pledge Agreement is amended in its entirety to read as follows:
4(e) The Pledged Equity Interests constitute the percentage of the issued and outstanding shares of stock, membership interests or other equity interests of the respective issuers thereof indicated on Schedule I (if any such percentage is so indicated).
2.4. Voting Rights; Dividends; Etc. Section 6(a) of the Pledge Agreement is amended in its entirety to read as follows:
6(a) Subject to paragraph (d) of this Section 6, the Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Equity Interests or any other stock, membership interests, or other equity interests that become part of the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Collateral or any material part thereof.
2.5. Additional Shares. The heading of Section 7 is amended to read as follows: “Additional Equity Interests.”

Ex. E-2

2.6. Additional Equity Interests. Section 7(b) of the Pledge Agreement is amended in its entirety to read as follows:
7(b) The Pledgor agrees that it will (i) cause each issuer of the Pledged Shares that it controls not to issue any stock or other securities, membership interests, or other equity interests in addition to or in substitution for the Pledged Equity Interests issued by such issuer, except to the Pledgor and, in the case of discoverReady LLC, a Delaware limited liability company (“discoverReady”), issuances to its other members that do not, individually or in the aggregate, reduce the percentage interest that Pledgor owns in discoverReady below 85%, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities, membership interests, or equity interests of each issuer of the Pledge Shares.
2.7. Pledged Equity Interests. Each instance of the term “Pledged Shares”, as it appears in the Pledge Agreement, is deleted and replaced with the term “Pledged Equity Interests”.
2.8. Schedule I. Schedule I to the Pledge Agreement is hereby amended in its entirety to read as set forth on Schedule I hereto which is made part of the Pledge Agreement as Schedule I thereto.
Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery by the Pledgor of, and compliance by the Pledgor with, the following:
3.1. This Amendment duly executed by the Pledgor and the Secured Party.
3.2. A certificate representing and evidencing the Pledged Equity Interests in discoverReady LLC represented by certificate no. 1, duly endorsed to be in blank in favor of the Agent.
3.3. Certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment and any other instrument or agreement executed by the Pledgor in connection with this Amendment (together with this Amendment, collectively, the “Amendment Documents”).
3.4. The Pledgor shall have satisfied such other conditions as specified by the Banks, including payment of all unpaid legal fees and expenses incurred by the Banks through the date of this Amendment in connection with the Pledge Agreement and the other Amendment Documents.

Ex. E-3

Section 4. Representations, Warranties, Authority, No Adverse Claim.
4.1. Reassertion of Representations and Warranties, No Default. The Pledgor hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Pledge Agreement and the Credit Agreement are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Pledge Agreement and except for representations and warranties made as of a specific earlier date, which shall be true and correct in all material respects on such earlier date, and (b) there will exist no Default or Event of Default under the Pledge Agreement, as amended by this Amendment, or the Credit Agreement on such date which has not been waived by the Banks.
4.2. Authority, No Conflict, No Consent Required. The Pledgor represents and warrants that the Pledgor has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents by proper organizational action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Pledgor is a party or a signatory or a provision of the Pledgor’s organizational documents or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Pledgor or any of its property except, if any, in favor of the Banks. The Pledgor represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Pledgor of the Amendment Documents or other agreements and documents executed and delivered by the Pledgor in connection therewith or the performance of obligations of the Pledgor therein described, except for those which the Pledgor has obtained or provided and as to which the Pledgor has delivered certified copies of documents evidencing each such action to the Banks.
4.3. No Adverse Claim. The Pledgor warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Pledgor a basis to assert a defense, offset or counterclaim to any claim of the Banks with respect to the Obligations.
Section 5. Affirmation of Pledge Agreement, Further References, Affirmation of Security Interest. The Banks and the Pledgor each acknowledge and affirm that the Pledge Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Pledge Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Pledge Agreement are hereby amended and shall refer to the Pledge Agreement as amended by this Amendment.
Section 6. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

Ex. E-4

Section 7. Successors. The Amendment Documents shall be binding upon the Pledgor and the Banks and their respective successors and assigns, and shall inure to the benefit of the Pledgor and the Banks and the successors and assigns of the Banks.
Section 8. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.
Section 9. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.
Section 10. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.
[Remainder of page intentionally left blank.]

Ex. E-5

IN WITNESS WHEREOF, the Pledgor and the Secured Party have caused this Amendment to be executed as of the date and year first above written.

PLEDGOR:

DOLAN MEDIA COMPANY

By:

Name:
Title:

Ex. E-6

ACCEPTED:
U.S. BANK NATIONAL ASSOCIATION,
as Secured Party

By:
Bradley R. Sprang
Vice President

Ex. E-7

SCHEDULE I TO
FIRST AMENDMENT TO
PLEDGE AGREEMENT
SCHEDULE I
PLEDGED EQUITY INTERESTS
Equity Interest Issuer: Dolan Finance Company, a Minnesota corporation
Percentage Ownership: 100%
Class of Stock: Common
Certificate No(s).: 3
Par Value: $.01
Number of Shares: 1,000
Equity Interest Issuer: Dolan Publishing Company, a Delaware corporation
Percentage Ownership: 100%
Class of Stock: Common
Certificate No(s).: 3
Par Value: $.001
Number of Shares: 100

Ex. E-8

Equity Interest Issuer:	Cleo Company (f/k/a Henry M. Greene & Associates, Inc.), a Delaware corporation
Percentage Ownership: 100%
Class of Stock: Common
Certificate No(s).: 4
Par Value: $.01
Number of Shares: 100
Equity Interest Issuer: Long Island Business News, Inc., a New York corporation
Percentage Ownership: 100%
Class of Stock: Common
Certificate No(s).: 50
Par Value: $1.00
Number of Shares: 5,040
Equity Interest Issuer: Daily Journal of Commerce, Inc., a Delaware corporation
Percentage Ownership: 100%
Class of Stock: Common
Certificate No(s).: 4
Par Value: $.01
Number of Shares: 100

Ex. E-9

Equity Interest Issuer:	Lawyer’s Weekly, Inc. (f/k/a Virginia Publishing Company), a Delaware corporation
Percentage Ownership: 100%
Class of Stock: Common
Certificate No(s).: 4
Par Value: N/A
Number of Shares: 100
Equity Interest Issuer: Legal Ledger, Inc., a Minnesota corporation
Percentage Ownership: 100%
Class of Stock: Common
Certificate No(s).: 4
Par Value: $.01
Number of Shares: 100
Equity Interest Issuer: The Journal Record Publishing Co., a Delaware corporation
Percentage Ownership: 100%
Class of Stock: Common
Certificate No(s).: 4
Par Value: $.01
Number of Shares: 100

Ex. E-10

Equity Interest Issuer: Daily Reporter Publishing Company, a Delaware corporation
Percentage Ownership: 100%
Class of Stock: Common
Certificate No(s).: 4
Par Value: $.01
Number of Shares: 100
Equity Interest Issuer: New Orleans Publishing Group, Inc., a Louisiana corporation
Percentage Ownership: 100%
Class of Stock: Common
Certificate No(s).: 11
Par Value: no par value
Number of Shares: 100
Equity Interest Issuer: Wisconsin Publishing Company, a Minnesota corporation
Percentage Ownership: 100%
Class of Stock: Common
Certificate No(s).: 4
Par Value: $0.01
Number of Shares: 100

Ex. E-11

Equity Interest Issuer: Legal Com of Delaware, Inc., a Delaware corporation
Percentage Ownership: 100%
Class of Stock: Common
Certificate No(s).: 4
Par Value: no par value
Number of Shares: 1,000
Equity Interest Issuer: The Daily Record Company, a Maryland corporation
Percentage Ownership: 100%
Class of Stock: Common
Certificate No(s).: 1765
Par Value: $10.00
Number of Shares: 20,000
Equity Interest Issuer: Finance and Commerce, Inc., a Minnesota corporation
Percentage Ownership: 100%
Class of Stock: Common
Certificate No(s).: 11
Par Value: $.001
Number of Shares: 13,900

Ex. E-12

Equity Interest Issuer: Counsel Press, LLC, a Delaware limited liability company
Percentage Ownership: 100%
Certificate No(s).: A-2
Number of Membership Interests: 1,000 Class A units
Equity Interest Issuer: Arizona News Service, LLC, a Delaware limited liability company
Percentage Ownership: 100%
Certificate No(s).: A-1
Number of Membership Interests: 1,000 Class A units
Equity Interest Issuer: Dolan DLN LLC
Percentage Ownership: 100%
Certificate No(s).: A-1
Number of Membership Interests: 1,000 Class A units
Equity Interest Issuer: discoverReady LLC, a Delaware limited liability company
Percentage Ownership: 85%
Certificate No(s).: 1
Number of Membership Interests: 850,000 common units

Ex. E-13

EXHIBIT F TO
SECOND AMENDMENT
DISCOVERREADY TRADEMARKS ASSIGNMENT
(See Attached)

COLLATERAL ASSIGNMENT (TRADEMARKS)
This COLLATERAL ASSIGNMENT (TRADEMARKS) (the “Assignment”), dated as of November 2, 2009, made and given by DISCOVERREADY LLC, a limited liability company organized under the laws of the State of Delaware (the “Assignor”), to U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, together with any successor in such capacity, the “Assignee”) for the banks (the “Banks”) party to the Credit Agreement described below.
RECITALS
A. The Assignor, the Assignee, the other Borrowers party thereto and the Banks have entered into a Second Amended and Restated Credit Agreement dated as of August 8, 2007 (as amended, supplemented, extended, restated, or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Banks have agreed to extend certain credit accommodations to the Assignor under the terms and conditions set forth therein (all terms capitalized and used herein without being defined shall have the meaning given them in the Credit Agreement).
B. To secure all the liabilities and obligations of the Assignor to the Assignee and the Banks arising under the Credit Agreement, including, without limitation, all “Obligations” (as defined in the Credit Agreement) of Assignor to Assignee, the Banks and/or the “Rate Protection Providers” (as defined in the Credit Agreement), whether now existing or hereafter arising (the “Liabilities”), the Assignor has pledged and granted to the Assignee a security interest in the property described in a Security Agreement dated as of November 2, 2009, by Assignor and the other parties thereto (as amended, supplemented, affirmed, or otherwise modified from time to time, the “Security Agreement”) by and between Assignor and Assignee which property includes general intangibles, including, without limitation, applications for patents, applications for trademarks, patents, inventions, trademarks, trade names, domain names, copyrights and trade secrets.
C. Pursuant to the Credit Agreement and the Security Agreement, it is a requirement that this Assignment be executed and delivered by the Assignor.
NOW, THEREFORE, in consideration of the premises and to induce the Banks to extend credit accommodations under the Credit Agreement, the parties hereto agree as follows:
1. Subject to the terms and conditions of this Assignment, the Assignor does hereby assign all of its right, title and interest in and to all of the present trademarks, domain names, and trade names and the registrations and applications therefor owned by the Assignor (the “Trademarks”), including but not limited to those set forth on Exhibit A hereto, and including, without limitation, all proceeds thereof together with the right to recover for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof, together with the goodwill of the business associated with said Trademarks, said Trademarks to be held and enjoyed by the Assignee, for itself and for the benefit of the Banks, and for their legal representatives, successors and assigns, as fully and entirely as the same would have been held by the

Ex. F-1

Assignor had this Assignment not been made. The foregoing assignment shall be effective only upon the occurrence and during the continuance of an Event of Default under the Credit Agreement and upon written notice by the Assignee to the Assignor of the acceptance by the Assignee of this Assignment, which written notice shall constitute conclusive proof of the matters set forth therein. After the occurrence and during the continuance of an Event of Default under the Credit Agreement, the Assignee shall be entitled to transfer the Trademarks pursuant to an Assignment of Trademarks substantially in the form of Exhibit B. The Assignor hereby irrevocably authorizes the Assignee to date the undated Assignments of Trademarks and otherwise complete such Assignments at the time of transfer and agrees to sign whatever documents are necessary to transfer ownership of Assignor’s domain names from Assignor to the new owner. Notwithstanding the foregoing provisions of this Section 1, the Assignee acquires no security interest or other rights in the United States for any Trademark that is the subject of an intent-to-use application before the U.S. Patent and Trademark Office until such time as a verified amendment to allege use or statement of use is filed for such application or the Assignee arranges for an assignment of such Trademarks from the Assignee to a purchaser that would satisfy the requirements of Section 10 of the Lanham Act, 15 U.S.C. Section 1060. At the time that Assignee seeks to transfer all other Trademarks pursuant to Exhibit B, it may also complete Exhibit C with respect to any U.S. intent-to-use applications and, provided that Exhibit C satisfies the conditions of the preceding sentence, Assignor agrees that it will promptly execute and return the same to Assignee.
2. The Assignor hereby covenants and warrants that:
(a) except for applications pending, the Trademarks listed on Exhibit A have been duly issued and are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;
(b) to the best of the Assignor’s knowledge, each of the Trademarks material to the conduct of the Assignor’s business is valid and enforceable;
(c) no claim has been made to the Assignor or, to the knowledge of the Assignor, to any other person, that use of any of the Trademarks does or may violate the rights of any third person and no claim has been made by the Assignor that any other person is infringing upon the rights of the Assignor under the Trademarks;
(d) the Assignor has the unqualified right to enter into this Assignment and perform its terms;
(e) the Assignor will be, until the Liabilities shall have been satisfied in full and the Loan Documents shall have been terminated, in compliance with the statutory notice requirements relating to its use of the Trademarks;
(f) to the best of the Assignor’s knowledge, the Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Trademarks, free and clear of any liens, charges and encumbrances, including without limitation, licenses and covenants by the Assignor not to sue third persons, other than liens under this Assignment and the Security Agreement;

Ex. F-2

(g) the Trademarks listed on Exhibit A are all of the trademark registrations and applications therefore now owned by the Assignor;
(h) the Assignor has marked with an asterisk each U.S. intent-to-use trademark application listed on Exhibit A for which a verified amendment to allege use or statement of use has not been filed; and
(i) the Assignor will, at any time upon the Assignee’s reasonable request, communicate to the Assignee, its successors and assigns, any facts relating to the Trademarks or the history thereof as may be known to the Assignor or its officers, employees and agents, and cause such officers, employees and agents to testify as to the same in any infringement or other litigation at the request of the Assignee.
3. The Assignor agrees that, until the rights of the Assignee in the Trademarks are terminated pursuant to Section 6, it will not enter into any agreement that is inconsistent with its obligations under this Assignment.
4. If, before the Liabilities shall have been satisfied in full and the expiration of the obligations, if any, of the Assignee and the Banks to extend credit accommodations to the Assignor, the Assignor shall obtain rights to any new trademark, domain name or trade name, or become entitled to the benefit of any trademark application, registration, trademark, domain name or trade name or any renewal or extension of any trademark registration or domain name, such shall be included in the definition of “Trademarks” as used in this Assignment — (except for purposes of Section 2 hereof), Section 1 hereof shall automatically apply thereto, and the Assignor shall submit annual reports to the Assignee each year not later than December 31, commencing December 31, 2009, notifying Assignee of (i) any new trademarks, domain names, or trade names adopted, acquired, or applied for during the previous year and (ii) any changes to the status of any previously listed Trademarks, including without limitation U.S. trademark applications for which verified amendments to allege use and statements of use have now been filed. If the Assignee does not receive such a report within fifteen days after the deadline, then the Assignee is authorized to obtain updated information on the Trademarks from the appropriate trademark or domain name registrars or third party providers at the Assignor’s expense (provided that the Assignor shall not be deemed to have defaulted under the terms hereof and no Event of Default shall exist solely for failure to send such report unless the Assignor fails to deliver such report to the Assignee within 30 days after receipt of a written request from the Assignee for such report). The Assignor authorizes the Assignee to modify this Assignment, without the consent of the Assignor, by amending Exhibit A hereto to include any future trademark, domain name or trade name.
5. Except as permitted by the Credit Agreement, the Assignor agrees not to sell, assign or encumber its interest in, or grant any license with respect to, any of the Trademarks, except for the licenses listed on Exhibit D hereto or otherwise with the Assignee’s prior written consent.

Ex. F-3

6. The Assignor agrees that it will authorize, execute and deliver to Assignee all documents reasonably requested by Assignee to facilitate the purposes of this Assignment, including but not limited to documents required to record Assignee’s interest in any appropriate office in any domestic or foreign jurisdiction. At the time the annual report is prepared in accordance with Section 4, Assignor agrees to provide Assignee with an updated Exhibit A for filing with the U.S. Patent and Trademark Office. If the Assignee does not receive the updated Exhibit A within fifteen days after the deadline, then Assignee is authorized to prepare and record Exhibit A at the Assignor’s expense (provided that the Assignor shall not be deemed to have defaulted under the terms hereof and no Event of Default shall exist solely for failure to send such updated Exhibit A unless the Assignor fails to deliver such Exhibit A to the Assignee within 30 days after receipt of a written request from the Assignee for such Exhibit A). At such time as the Credit Agreement and the other Loan Documents shall have been terminated in accordance with their terms, the Assignee shall on demand of the Assignor execute and deliver to the Assignor all termination statements and other instruments as may be necessary or proper to terminate this Assignment and assign to the Assignor all the Assignee’s rights in the Trademarks, subject to any disposition thereof which may have been made by the Assignee pursuant thereto or pursuant to the Loan Documents. All documents prepared and all actions taken by the Assignee pursuant to this Collateral Assignment shall be at Assignor’s expense.
7. The Assignor shall have the duty, through counsel reasonably acceptable to the Assignee, (i) to prosecute diligently any pending Trademark application that constitutes a Trademark which the Assignor reasonably deems material to the operation of its business as of the date of this Assignment or thereafter until the Credit Agreement and the Loan Documents shall have been terminated in accordance with their terms, and (ii) to preserve and maintain all rights in all Trademarks the Assignor reasonably deems material to the operation of its business. Any expenses incurred in connection with applications that constitute Trademarks shall be borne by the Assignor. The Assignor shall not abandon any application presently pending that constitutes a Trademark which the Assignor reasonably deems material to the operation of its business without the written consent of the Assignee.
8. Upon the occurrence and during the continuance of an Event of Default, the Assignee shall have the right but shall in no way be obligated to bring suit in its own name, the name of the Assignor, or the name of the Banks to enforce or to defend the Trademarks and any license thereunder if the Assignor has failed to bring such suit in circumstances in which it would be commercially reasonable to bring such suit. The Assignor shall at the reasonable request of the Assignee do any and all lawful acts and execute any and all proper documents required by the Assignee in aid of such enforcement or defense (including without limitation participation as a plaintiff or defendant in any proceeding) and the Assignor shall promptly, upon demand, reimburse and indemnify the Assignee for all reasonable costs and expenses incurred by the Assignee in the exercise of its rights under this Section.
9. This Assignment shall also serve to evidence the security interest in the Trademarks granted by the Assignor to the Assignee pursuant to the Security Agreement. Nothing in this Assignment shall be construed to limit such security interest in the Trademarks.
10. No course of dealing between the Assignor and the Assignee, failure to exercise, nor any delay in exercising, on the part of the Assignee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Ex. F-4

11. All of the Assignee’s rights and remedies with respect to the Trademarks, whether established hereby, by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.
12. This Assignment is subject to modification only by a writing signed by the parties, except as provided in Section 4 hereof.
13. This Assignment shall inure to the benefit of and be enforceable by the Assignee and its successors, transferees and assigns, and be binding upon the Assignor and its successors and assigns.
14. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF) OF (I) ANY STATE AS TO RIGHTS AND INTERESTS HEREUNDER WHICH ARISE UNDER THE LAWS OF SUCH STATE, (II) THE UNITED STATES OF AMERICA AS TO RIGHTS AND INTERESTS HEREUNDER WHICH ARE REGISTERED OR FOR THE REGISTRATION OF WHICH APPLICATION IS PENDING WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE, (III) THE STATE OF MINNESOTA IN ALL OTHER RESPECTS. Whenever possible, each provision of this Assignment and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assignment or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment or any other statement, instrument or transaction contemplated hereby or relating hereto. In the event of any conflict within, between or among the provisions of this Assignment, any other Loan Document or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto, those provisions giving the Assignee the greater right shall govern.
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Ex. F-5

IN WITNESS WHEREOF, the Assignor has executed this instrument as of the date first above written.

ASSIGNOR:

DISCOVERREADY LLC

By:

Address for Assignor:
c/o Dolan Media Company
222 South Ninth Street
Suite 2300
Minneapolis, Minnesota 55402
Attention:
Fax: (612) 317-9434
Address for Assignee:
U.S. Bank National Association
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: Bradley R. Sprang (BC-MN-H03Q)
Fax: (612) 303-2264
COLLATERAL ASSIGNMENT OF TRADEMARKS
(DISCOVERREADY LLC)

Ex. F-6

EXHIBIT A TO
COLLATERAL ASSIGNMENT
(TRADEMARKS)
TRADEMARKS

		Serial	Application	Registration	Registration	Status of
Country	Mark	No.	Date	No.	Date	Mark
USA	DYNAMIC DATA FILTER*	77558609	8/29/08	N/A	N/A	Published (Pending) Intent to Use
USA	BIZBLAST*	77558603	8/29/08	N/A	N/A	Published (Pending) Intent to Use
USA	DYNAMIC DATA ANALYSIS	77388273	2/4/08	N/A	N/A	Published (pending)
USA	ESI360*	77214073	6/24/07	N/A	N/A	Published (Pending) Intent to Use
USA	PRIVVIEW*	77214077	6/24/07	N/A	N/A	Published (Pending) Intent to Use
USA	I-DECISION	77087437	1/21/07	3554625	12/30/08	Registered
USA	PRIVBANK	77087440	1/21/07	3554626	12/30/08	Registered
USA	DISCOVERYBANK	77087441	1/21/07	3558105	1/6/09	Registered
USA	APEX REVIEW	78704616	8/31/05	3132658	8/22/06	Registered
USA	DISCOVERYCENTRE	78695268	8/18/05	3212447	2/27/07	Registered
USA	DISCOVERREADY	78515728	11/12/04	3035616	12/27/05	Registered

Ex. F-7

Domains
1. discoveready.com
2. discoveready.net
3. discoverready.com
4. discoverview.com
5. Discoverview.net
6. Discoveryview.com
7. Discoveryview.net
8. esi360.com
9. profilesinchange.com
10. readypoint.com

Ex. F-8

EXHIBIT B TO
COLLATERAL ASSIGNMENT
(TRADEMARKS)

ASSIGNMENT OF TRADEMARKS

(Registered and Pending Use-Based Applications)
This Assignment having an effective date of  _____,  _____  is made by and between  _____, a corporation organized under the laws of the State of  _____  (“Assignor”) and  _____, a  _____  (“Assignee”).
WHEREAS, Assignor has adopted and owns certain trademarks which are registered in the U.S. Patent and Trademark Office or which are the subject of pending use-based applications in the U.S. Patent and Trademark Office (hereinafter the “Marks”) and,
WHEREAS, Assignee is desirous of acquiring the Marks and registration therefor.
NOW THEREFORE, in consideration of and in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor does hereby sell, assign and transfer unto Assignee, and its successors and assigns, all of its right, title and interest in and to the Marks, and the registrations and applications therefor, together with that part of the good will of the business connected with the use of and symbolized by the Marks, and including Assignor’s entire right, title and interest in and to any and all causes of action and rights of recovery for past infringement of the Marks. Assignor hereby covenants that it has full right to convey the entire interest herein assigned, and that it has not executed, and will not execute, any agreements inconsistent herewith. Assignor hereby irrevocably authorizes  _____  to date this undated Assignment and otherwise complete this Assignment at the time of transfer.
[The remainder of this page is intentionally left blank.]

Ex. F-9

IN WITNESS WHEREOF, the parties have executed this assignment as of the dates identified below.

(Assignor)

Date:	By:

Title:

(Assignee)

Date:	By:

Title:

Ex. F-10

EXHIBIT C TO
COLLATERAL ASSIGNMENT
(TRADEMARKS)

ASSIGNMENT OF TRADEMARKS

(Intent-To-Use Applications)
This Assignment having an effective date of  _____,  _____  is made by and between  _____, a corporation organized under the laws of the State of  _____  (“Assignor”) and  _____, a  _____  (“Assignee”).
WHEREAS, Assignor has adopted and owns certain trademarks which are the subject of pending intent-to-use applications in the U.S. Patent and Trademark Office (hereinafter the “Marks”) and,
WHEREAS, Assignee is desirous of acquiring the Marks and applications therefor.
NOW THEREFORE, in consideration of and in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor does hereby sell, assign and transfer unto Assignee, and its successors and assigns, all of its right, title and interest in and to the Marks, and the applications therefor, together with that part of the good will of the business connected with the use of and symbolized by the Marks, and including Assignor’s entire right, title and interest in and to any and all causes of action and rights of recovery for past infringement of the Marks. Assignor hereby covenants that it has full right to convey the entire interest herein assigned, and that it has not executed, and will not execute, any agreements inconsistent herewith. As indicated below, each Mark is the subject of a verified allegation of use under §§ 1(c) or 1(d) of the Lanham Act that has been filed with the U.S. Patent and Trademark Office, or it is being assigned as part of a transfer of the entire business or portion thereof to which the Marks pertain as required by § 10 of the Lanham Act.
[The remainder of this page is intentionally left blank.]

Ex. F-11

IN WITNESS WHEREOF, the parties have executed this assignment as of the dates identified below.

(Assignor)

Date:	By:

Title:

(Assignee)

Date:	By:

Title:

Ex. F-12

EXHIBIT D TO
COLLATERAL ASSIGNMENT
(TRADEMARKS)
LICENSES
None.

Ex. F-13

EXHIBIT G TO
SECOND AMENDMENT
DISCOVERREADY SIDE LETTER
(See Attached)

November 2, 2009
DR Holdco LLC
55 Broadway
21st Floor
New York, NY 10006

Re:	discoverReady LLC, a Delaware limited liability company (the “Company”)
Gentlemen:
In connection with the Second Amendment to the Second Amended and Restated Credit Agreement dated as of August 8, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, Dolan APC LLC, a Delaware limited liability company, the other entities party thereto as “Borrowers”, the Borrowers’ Agent, U.S. Bank National Association, as agent (in such capacity, the “Agent”) on behalf of the financial institutions party thereto as “Banks”, and such Banks, together with all other agreements, documents and instruments entered into by Company in connection therewith (collectively, the “Loan Documents”), Agent hereby agrees with you as follows:
1.	Section 6.7(d) of the Credit Agreement permits “Restricted Payments” (as defined therein) consisting of dividends payable to members of the Company other than a Borrower pursuant to the Company’s Third Amended and Restated Operating Agreement to be made by the Company. Agent acknowledges that the Company’s Amended and Restated Operating Agreement restricts the Company from amending, modifying or waiving such provision without the prior written consent of the Supermajority-in-Interest Members (as defined therein).
2.	You are hereby deemed, so long as you remain a member of the Company, an intended third-party beneficiary of the proviso to Section 21 of that certain Security Agreement (discoverReady LLC) dated concurrently herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by the Company in favor of the Agent. You hereby consent to such proviso and Agent agrees (i) not to amend, modify or waive such proviso without your prior written consent, which consent shall not be unreasonably withheld, and (ii) following receipt of the cash proceeds from any sale of, collection from, or other realization upon all or any part of the Collateral (as defined in the Security Agreement) as contemplated in such Section 21, Agent shall promptly remit 15% of the net cash proceeds from any such sale of, collection or other realization to the Company for distribution to the parties entitled thereto.
This letter agreement shall be governed by the internal laws of the State of Minnesota. This letter agreement shall be binding on the successors, assigns, heirs and administrators of the parties hereto. This letter agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement. Signatures delivered by facsimile or other electronic transmission shall be treated as original signatures for all purposes hereof, including enforcement of this letter agreement.

Ex. G-1

Sincerely,
U.S. Bank National Association,
as Agent

By:

Bradley R. Sprang
Vice President

Ex. G-2

Agreed to and Accepted:
DR Holdco LLC

By:

Name:

Title:

Ex. G-3

Acknowledged:
Dolan Media Company

By:

Name:

Title:

Ex. G-4